NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

        This Ninth Amendment to Loan and Security agreement is dated as of September 9, 1997 by and between Bank One, Wisconsin successor by merger to Bank One, Milwaukee, NA, its successors and assigns (the "Secured Party") and Effective Management Systems, Inc. ("EMS"), Effective Management Systems of Michigan, Inc., EMS-East, Inc., Intercim Corp., Effective Management Systems of Illinois, Inc., and EMS Asia Pacific Limited (collectively, the "Debtors").

                                    RECITALS

        WHEREAS, the Secured Party and certain of the Debtors entered into a Loan and Security Agreement dated as of November 9, 1992, which agreement has subsequently been amended as of April 23, 1993, February 8, 1994, May 11, 1995, August 31, 1995, May 31, 1996, October 31, 1996, February 27,
   1997, July 11, 1997 and as of the date hereof (as amended and as hereafter renewed, extended, amended, modified, or supplemented, the "Loan Agreement"); and

        WHEREAS, the Secured Party and the Debtors desire to further amend the Loan Agreement as hereinafter set forth.

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Capitalized terms not defined herein shall have the meaning ascribed in the Loan Agreement.

        2. Section 5 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

             5.   Collections.

                  (a) Lock Box Service. Debtors have entered into a Lock Box Service Agreement with Secured Party, pursuant to which Secured Party shall be granted access to the post office box to which all Customers shall be instructed to forward payments made with respect to all Collateral.

                  (b) Receipt and Credit for Collections. All checks, drafts, cash, notes, money orders, acceptances and other remittances ("Collections") in part or full payment of and with respect to the Collateral received through the Lock Box Service Agreement shall be retained by Secured Party and processed in accordance with such Lock Box Service Agreement. All Collections received directly by a Debtor shall immediately be delivered by Debtors to Secured Party in precisely the form received (but endorsed by such Debtor if necessary for collection), and until such delivery Debtors shall not commingle any Collections with any other funds or property of any Debtor but shall hold the Collections in trust for Secured Party. The amount of any Collections received by or transferred to the Commercial Finance Department of Secured Party in Milwaukee, Wisconsin will be applied by Secured Party against the Obligations within two business days after such receipt by crediting Debtors's Loan Account. The application of all Collections with respect to the Obligations shall be conditional upon actual collection. In the event that any such item, the amount of which has been credited against the Obligations, is subsequently dishonored or otherwise returned unpaid, Secured Party may retroactively debit Debtors' Loan Account or any deposit account maintained by a Debtor or Debtors at Secured Party or any Secured Party Affiliate for the amount of such item plus applicable transaction and interest charges.

                  (c) Verification and Notification. Secured Party may confirm and verify all Receivables in any manner, and Debtors shall assist Secured Party in so doing. Notwithstanding the existence of any Lock Box Service Agreement, Secured Party may at any time notify, or require Debtors to notify, all Customers or any of them to make payment directly to Secured Party, and Secured Party may enforce collection of, settle, compromise, extend or renew the indebtedness of any or all Customers without liability of any kind.

                  (d) Authority to Perform for Debtors. Each Debtor appoints each and every officer of Secured Party as Debtor's attorney-in-fact to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders or other instruments for the payment of money that may come into Secured Party's possession; to sign Debtor's name on any invoice or bill of lading relating to any of the Receivables, on drafts against Customers and on notices to Customers. This power, because it is coupled with an interest, is irrevocable while any Obligation remains unpaid. Secured Party is hereby authorized and empowered to accept the return of goods represented by any of the Receivables, without notice to or the consent of Debtors and without discharging or in any way affecting Debtors' liability hereunder. All acts of Secured Party or its appointee are hereby ratified and approved, and Secured Party or its appointee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law.

        3. Debtors represents and warrants that (a) the representations and warranties contained in the Loan Agreement are true and correct in all material respects as of the date of this Amendment, (b) except as disclosed to Secured Party in writing, which defaults or Events of Default have not been waived by Secured Party (and shall not be waived by the execution hereof), no condition, act or event which could constitute an Event of Default under the Loan Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an Event of Default under the Loan Agreement.

        4. Debtors agrees to pay all fees and out-of-pocket disbursements incurred by the Secured Party in connection with this Amendment, including legal fees incurred by the Secured Party in the preparation, consummation, administration and enforcement of this Amendment.

        5. This Amendment shall become effective as of September 9, 1997, notwithstanding the date of execution. Except as amended by this Ninth Amendment, the Loan Agreement shall remain in full force and effect in accordance with its terms.

        6.   This Amendment is a modification only and not a novation.
   Except for the above-quoted modification(s), the Loan Agreement, any agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Loan Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Loan Agreement or release any owner of collateral securing the Loan Agreement. The validity, priority and enforceability of the Loan Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Loan Agreement, or any agreement or security document executed in conjunction therewith, the provisions of this Amendment shall supersede and control. Each Debtor acknowledges that as of the date of this Amendment they have no offsets with respect to all amounts owed by Debtors to Secured Party and each Debtor waives and releases all claims which they may have against Secured Party arising under the Loan Agreement on or prior to the date of this Amendment.

        7. The Debtors acknowledge and agree that this Amendment is limited to the terms outlined above, and shall not be construed as an amendment of any other terms or provisions of the Loan Agreement. The Debtors hereby specifically ratify and affirm the terms and provisions of the Loan Agreement. Each Debtor releases the Secured Party from any and all claims which may have arisen, known or unknown, in connection with the Loan Agreement on or prior to the date hereof. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Secured Party's part to grant other or future amendments, should any be requested.

        8. All obligations of the Debtors under the Loan Agreement and this Amendment shall be their joint and several obligations.

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.

   BANK ONE, WISCONSIN


   By:  /s/ William E. Shaw
        William E. Shaw, Vice President


   EFFECTIVE MANAGEMENT SYSTEMS, INC.

   By:/s/ Michael D. Dunham

   Title:President



   EFFECTIVE MANAGEMENT SYSTEMS OF ILLINOIS, INC.

   By:/s/ Michael D. Dunham

   Title:Secretary



                [ ALL OTHER DEBTORS ON ATTACHED SIGNATURE PAGE ]


   EFFECTIVE MANAGEMENT SYSTEMS OF MICHIGAN, INC.


   By:/s/ Michael D. Dunham

   Title:Secretary



   EMS-EAST, INC.


   By:/s/ Michael D. Dunham

   Title:Treasurer



   EMS ASIA PACIFIC LIMITED


   By:/s/ Michael D. Dunham

   Title:President